Exhibit 23.4

Consent of Independent Auditors

We consent to the use of our report dated October 24, 2025, with respect to the combined and consolidated financial statements of Worldpay Holdco, LLC, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Cincinnati, Ohio

November 5, 2025